UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2008, Rubicon Technology, Inc. (the “Company”) entered into the Second Amendment to Supply Agreement (the “Second Amendment”) with Peregrine Semiconductor Corporation (“Peregrine”), which further amends the Supply Agreement dated as of March 26, 2007 by and between the Company and Peregrine. Under the terms of the Second Amendment, effective November 24, 2008, Peregrine’s current obligation to purchase 6” sapphire wafers from the Company in 2008 and the first half of 2009 is replaced by a multi-year agreement under which Peregrine is obligated to purchase at least 50% of its 6” sapphire wafers from the Company in 2009, 2010 and 2011.

In connection with the execution of the Second Amendment, the Company participated in Peregrine’s Series D1 Preferred Stock financing round. Effective November 24, 2008, the Company purchased shares of Peregrine’s Series D1 Preferred Stock valued at a total of $2,000,000.

On December 1, 2008, the Company issued a press release announcing the execution of the Second Amendment and the Company’s participation in Peregrine’s Series D1 Preferred Stock financing round. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: December 1, 2008	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 1, 2008.